Exhibit 99.1

For Immediate Release

Contacts:	Linda H. Simmons	William C. DeWitt
Chief Financial Officer	SVP, Corporate Communications
(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1541

BANCORP RHODE ISLAND, INC. ANNOUNCES THIRD QUARTER

EARNINGS OF $ 1.6 MILLION

INVESTMENT PORTFOLIO RESTRUCTURED

COMMERCIAL LOAN GROWTH CONTINUES

PROVIDENCE, R.I.—October 17, 2006--Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today announced earnings for the third quarter of 2006 were $1.6 million, as compared to $2.5 million earned in the third quarter of last year. The company's diluted earnings per share (EPS) were $0.33 for the third quarter of 2006, down from $0.50 in the third quarter of 2005.

GAAP earnings and GAAP EPS for the third quarter of 2006 were impacted by the company’s restructuring of its investment portfolio in September 2006, as movements in the yield curve increased security valuations. The company sold $62 million in investment securities resulting in pretax losses of $859,000. The proceeds from these sales were reinvested into higher-yielding securities. As a result of this portfolio restructuring, the company expects to increase interest income by approximately $900,000 over the next 12 months.

On a pro forma basis, operating earnings for the third quarter of 2006 were $2.2 million, or $0.45 per share. (See reconciliation of non-GAAP financial information for pro forma net income and pro forma net income per diluted share.)

“The prolonged flattening of the yield curve continues to compress net interest margins for most banks. We believe this portfolio restructuring addresses the current environment and will enhance our longer-term performance,” said Merrill W. Sherman, president and chief executive officer.

In addition, two quarterly dividends, totaling $456,000, were received from the FHLB of Boston, as the amended dividend schedule deferred its normal dividend from the second quarter to the third quarter.

--more--

Total commercial loans outstanding rose to $508.5 million, up 16 percent from $438.3 million as of December 31, 2005.

“We are pleased with the strong, double digit commercial loan results. Coming off a record second quarter, we still were able to grow the portfolio by $22 million. These results reflect the reputation and quality of our lending team in this highly competitive market,” Sherman stated. She added, “The growth has not been accomplished at the expense of credit quality. Nonperforming loans are at nominal levels.”

Consumer loans outstanding were $222.7 million at the end of the third quarter of 2006. This marks a 7.9 percent increase over the $206.5 million reported at December 31, 2005.

The bank’s total deposits were $987.6 million for the third quarter of 2006, up $6.6 million from $981.0 million at the end of 2005.

In an effort to provide investors information regarding the company's results, the company has disclosed certain non-GAAP information which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information, which may be presented by other companies.

The company's board of directors approved a dividend of $0.15 per share. The dividend will be paid on November 28, 2006 to shareholders of record on November 7, 2006.

Bancorp Rhode Island, Inc. will host a conference call at 10:00 a.m. Eastern Time tomorrow (Wednesday, October 18) to discuss its third quarter earnings for 2006. The conference call can be accessed by dialing toll-free 1-866-425-6192.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The bank, headquartered in Providence, has 16 branches located in Providence, Kent and Washington counties.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

BANCORP RHODE ISLAND, INC.

Selected Financial Highlights - unaudited

	September 30, 2006	December 31, 2005
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,496,855	$1,442,782
Total Loans	1,008,148	950,806
Nonperforming Loans	745	415
Allowance for Credit Losses (ACL)	12,792	12,168
ACL to Nonperforming Loans	1717.05%	2932.05%
ACL to Total Loans	1.27%	1.28%
Allowance for Loan and Lease Losses (ALLL)	12,301	11,665
ALLL to Nonperforming Loans	1651.14%	2810.84%
ALLL to Total Loans	1.22%	1.23%
Total Deposits	987,623	980,969
Total Shareholders’ Equity	109,387	104,832

Book Value Per Share	$22.91	$22.21
Tangible Book Value Per Share	$20.54	$19.83

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
(Dollars in millions)

Average Balance Sheet Data:

Average Total Assets	$1,458	$1,388	$1,448	$1,328
Average Total Loans	995	927	974	909
Average Total Interest-bearing Liabilities	1,152	1,096	1,146	1,051
Average Total Equity	107	103	106	96

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
(Dollars in thousands, except per share data)

Income Statement Data:

Interest Income	$21,017	$17,862	$60,174	$50,675
Interest Expense	10,341	7,095	28,119	18,767
Net Interest Income	10,676	10,767	32,055	31,908
Provision for Loan Losses	400	415	1,102	1,046
Noninterest Income	1,544	2,581	6,664	7,101
Noninterest Expense	9,504	9,156	30,053	26,816
Income Before Taxes	2,316	3,777	7,564	11,147
Income Taxes	673	1,310	2,390	3,813
Net Income	$1,643	$2,467	$5,174	$7,334

Data Per Common Share:

Earnings Per Common Share – Basic	$0.34	$0.53	$1.09	$1.67
Earnings Per Common Share – Diluted	$0.33	$0.50	$1.05	$1.58
Average Common Shares Outstanding – Basic	4,772,152	4,682,357	4,760,720	4,399,995
Average Common Shares Outstanding - Diluted	4,935,289	4,892,262	4,908,950	4,628,975

Selected Operating Ratios:

Net Interest Margin	3.08%	3.25%	3.11%	3.36%
Return on Assets	0.45%	0.71%	0.48%	0.74%
Return on Equity	6.10%	9.44%	6.55%	10.24%
Efficiency Ratio(1)	77.78%	68.59%	77.62%	68.74%

_________________________

(1) Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets - unaudited

	September 30, 2006	December 31, 2005
	(In thousands)
ASSETS:
Cash and due from banks	$22,851	$30,177
Overnight investments	72,983	10,370
Total cash and cash equivalents	95,834	40,547
Investment securities available for sale (amortized cost of $94,309 and $153,328 at September 30, 2006 and December 31, 2005, respectively)	93,320	150,959
Mortgage-backed securities available for sale (amortized cost of $237,959 and $237,449 at September 30, 2006 and December 31, 2005, respectively)	233,878	234,858
Total available for sale securities	327,198	385,817
Stock in Federal Home Loan Bank of Boston	16,530	16,062
Loans and leases receivable:
Commercial loans and leases	508,531	438,309
Residential mortgage loans	276,891	306,016
Consumer and other loans	222,726	206,481
Total loans and leases receivable	1,008,148	950,806
Less allowance for loan and lease losses	(12,301)	(11,665)
Net loans and leases receivable	995,847	939,141
Premises and equipment, net	13,974	14,858
Goodwill	11,317	11,234
Accrued interest receivable	6,621	6,965
Investment in bank-owned life insurance	20,936	18,824
Prepaid expenses and other assets	8,598	9,334
Total assets	$1,496,855	$1,442,782
LIABILITIES:
Deposits:
Demand deposit accounts	$177,564	$185,089
NOW accounts	72,683	89,594
Money market accounts	7,349	12,122
Savings accounts	363,147	341,115
Certificate of deposit accounts	366,880	353,049
Total deposits	987,623	980,969
Overnight and short-term borrowings	59,055	26,238
Wholesale repurchase agreements	20,000	20,000
Federal Home Loan Bank of Boston borrowings	264,870	279,973
Subordinated deferrable interest debentures	18,558	18,558
Other liabilities	37,362	12,212
Total liabilities	1,387,468	1,337,950
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares:
Issued and outstanding: none	--	--
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued and outstanding 4,773,771 shares and 4,719,126 shares, respectively	48	47
Additional paid-in capital	67,363	65,768
Retained earnings	45,272	42,241
Accumulated other comprehensive (loss) income, net	(3,296)	(3,224)
Total shareholders’ equity	109,387	104,832
Total liabilities and shareholders’ equity	$1,496,855	$1,442,782

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets - unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands, except per share data)

Interest and dividend income:
Commercial loans and leases	$9,204	$7,295	$25,169	$20,471
Residential mortgage loans	3,771	3,772	11,750	11,767
Consumer and other loans	3,433	2,648	9,786	7,205
Mortgage-backed securities	2,394	2,541	7,571	6,632
Investment securities	1,679	1,386	5,074	3,996
Overnight investments	80	52	157	152
Federal Home Loan Bank of Boston stock dividends	456	168	667	452
Total interest and dividend income	21,017	17,862	60,174	50,675
Interest expense:
NOW accounts	76	138	270	469
Money market accounts	44	65	120	178
Savings accounts	2,245	1,287	5,424	3,371
Certificate of deposit accounts	3,560	2,388	9,866	6,187
Overnight and short-term borrowings	639	171	1,452	419
Wholesale repurchase agreements	231	51	643	151
Federal Home Loan Bank of Boston borrowings	3,171	2,671	9,259	7,058
Subordinated deferrable interest debentures	375	324	1,085	934
Total interest expense	10,341	7,095	28,119	18,767
Net interest income	10,676	10,767	32,055	31,908
Provision for loan and lease losses	400	415	1,102	1,046
Net interest income after provision for loan and lease losses	10,276	10,352	30,953	30,862
Noninterest income:
Service charges on deposit accounts	1,328	1,176	3,777	3,411
Commissions on nondeposit investment products	180	324	743	722
Loan related fees	162	368	580	807
Income from bank-owned life insurance	199	169	573	509
Commissions on loans originated for others	45	45	97	131
Loss on sale of investment securities	(787)	--	(787)	--
Gain (loss) on sale of mortgage-backed securities	(71)	85	(71)	181
Other income	488	414	1,752	1,340
Total noninterest income	1,544	2,581	6,664	7,101

Noninterest expense:
Salaries and employee benefits	4,942	5,013	15,650	14,484
Occupancy	894	795	2,640	2,298
Data processing	741	616	2,220	2,113
Professional services	711	474	1,640	1,485
Marketing	383	397	1,342	1,187
Equipment	332	386	1,073	1,195
Loan servicing	245	243	651	709
Loan workout and other real estate owned expense	9	64	168	98
Loss on note receivable	--	--	868	--
Other expenses	1,247	1,168	3,801	3,247
Total noninterest expense	9,504	9,156	30,053	26,816
Income before income taxes	2,316	3,777	7,564	11,147

Income tax expense	673	1,310	2,390	3,813
Net income	$1,643	$2,467	$5,174	$7,334
Per share data:
Basic earnings per common share	$0.34	$0.53	$1.09	$1.67
Diluted earnings per common share	$0.33	$0.50	$1.05	$1.58

BANCORP RHODE ISLAND, INC.

Consolidated Statements of Operations - unaudited

Average common shares outstanding – basic	4,772,152	4,682,357	4,760,720	4,399,995
Average common shares outstanding – diluted	4,935,289	4,892,262	4,908,950	4,628,975

BANCORP RHODE ISLAND, INC.

Reconciliation Table - Non-GAAP Financial Information

(In thousands, except per share data)	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net income (GAAP)	$1,643	$2,467	$5,174	$7,334
Add back non-recurring loss on note receivable, net of tax	--	--	564	--
Add back security losses, net of tax	558	--	558	--
Pro forma net income	$2,201	$2,467	$6,296	$7,334

Diluted earnings per share (GAAP)	$0.333	$0.504	$1.050	$1.584
Effect of non-recurring loss on note receivable, net of tax	--	--	0.115	--
Effect of security losses, net of tax	0.113	--	0.113	--
Pro forma diluted earnings per share	$0.446	$0.504	$1.278	$1.584

Selected operating ratios:	Quarter Ended September 30, 2006			Quarter Ended September 30, 2005

	Return on Assets	Return on Equity	Efficiency Ratio	Return on Assets	Return on Equity	Efficiency Ratio
GAAP ratios	0.45%	6.10%	77.78%	0.71%	9.44%	68.59%
Effect of security losses, net of tax	0.15%	2.07%	(5.11)%	--	--	--
Pro forma ratios	0.60%	8.17%	72.67%	0.71%	9.44%	68.59%

Selected operating ratios:	Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005

	Return on Assets	Return on Equity	Efficiency Ratio	Return on Assets	Return on Equity	Efficiency Ratio
GAAP ratios	0.48%	6.55%	77.62%	0.74%	10.24%	68.74%
Effect of non -recurring loss on note receivable, net of tax	0.05%	0.71%	(2.22)%	--	--	--
Effect of security losses, net of tax	0.05%	0.71%	(1.66)%	--	--	--
Pro forma ratios	0.58%	7.97%	73.74%	0.74%	10.24%	68.74%